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                                  [LETTERHEAD]


FOR IMMEDIATE RELEASE
                                                       CONTACT: TIMOTHY LEPPAR
                                                                PRESIDENT & CEO
                                                                (800) 421-2757


Corona, California, January 8, 1997 - Country Wide Transport Services, Inc. (OTC-CWTS) today announced that its subsidiary, Country Wide Truck Service, Inc., effective January 2, 1997, has made a General Assignment for the Benefit of Creditors. An assignment for the benefit of creditors is a liquidation process similar to a Chapter 7 filing.

     The Hamer Group of Los Angeles, California, will act as assignee in this General Assignment. Among other tasks, they will complete a sale of the assets of Country Wide Truck Service, Inc. to Mid-Cal Express, Inc.

     Timothy Leppar, President and CEO of Country Wide Transport Services, commented that "continued losses, since September 1995, in conjunction with a difficult trucking environment prompted the Company to make this decision. The move to liquidate the trucking operation came shortly after an anticipated merger with Continental American Transportation, Inc. was suspended."

     Country Wide Transport Services, Inc., the corporate holding company, will now consist of only one operating subsidiary, Vertex Transportation, Inc., a logistics services company.